Exhibit 24.2

POWER OF ATTORNEY

We, the undersigned officers and directors of EverBank Financial Corp, hereby severally constitute and appoint Thomas A. Hajda (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Robert M. Clements	Chairman of the Board and Chief Executive Officer (principal executive officer)	October 11, 2012
Robert M. Clements

/s/ Steven J. Fischer	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	October 11, 2012
Steven J. Fischer

/s/ Gerald S. Armstrong	Director	October 11, 2012
Gerald S. Armstrong

/s/ Charles E. Commander, III	Director	October 11, 2012
Charles E. Commander, III

/s/ Joseph D. Hinkel	Director	October 11, 2012
Joseph D. Hinkel

/s/ Merrick R. Kleeman	Director	October 11, 2012
Merrick R. Kleeman

/s/ Mitchell M. Leidner	Director	October 11, 2012
Mitchell M. Leidner

/s/ W. Radford Lovett, II	Director	October 12, 2012
W. Radford Lovett, II

/s/ Robert J. Mylod, Jr.	Director	October 11, 2012
Robert J. Mylod, Jr.

/s/ Russell B. Newton, III Russell B. Newton, III	Director	October 11, 2012

/s/ William Sanford	Director	October 29, 2012
William Sanford

/s/ Richard P. Schifter	Director	October 11, 2012
Richard P. Schifter

/s/ Alok Singh	Director	October 11, 2012
Alok Singh

/s/ Scott M. Stuart	Director	October 11, 2012
Scott M. Stuart

/s/ W. Blake Wilson	Director	October 11, 2012
W. Blake Wilson